UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

EnzymeBioSystems

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53854

Nevada	27-0464302
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

16773 W Park Drive, Chagrin Falls, Ohio	44023
(Address of principal executive offices)	(Zip Code)

(440) 708-0012

(Registrant’s telephone number, including area code)

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement

On May 2, 2014, EnzymeBioSystems (the “Company”) entered into a Purchase Agreement with Berkeley Clinic LC, an Arizona Limited Liability Company, ("Berkeley") whereby EnzymeBioSystems, purchased all rights, title and interest in all patents, both U.S. and foreign, as well as any technology developed by the Company that was owned by Berkeley in exchange for 4,000,000 Series A Preferred Shares, 11,000,000 unregistered restricted common shares owned by Berkeley and $438,000. Prior to entering into this Purchase Agreement, Berkeley owned 1,000,000 Series A Preferred Shares and 14,000,000 unregistered restricted common shares. Upon execution of this Agreement, Berkeley will own 5,000,000 Series A Preferred Shares and 3,000,000 restricted common shares.

On or about January 28, 2011, Berkeley entered into a Exclusive Technology License and Patents Agreement with the Company. Under the terms of this Agreement, Berkeley purchased fifty (50) percent ownership and one million Series A Preferred shares of EnzymeBioSystems and received 50% of all rights, title and interest in all patents, both U.S. and foreign, as well as any technology developed by ENZB, in exchange for One Hundred Fifty Thousand ($150,000) Dollars. Berkeley has agreed to sell back to the Company, the EnzymeBioSystems intellectual property ownership based on the terms of the Purchase Agreement. See Exhibit 10.3.

Item 3.02 - Unregistered Sales of Equity Securities

Issuance of 4,000,000 unregistered restricted preferred shares

On May 2, 2014, EnzymeBioSystems issued 4,000,000 unregistered restricted shares of Series A Preferred Stock to Berkeley Clinic, LC in order to satisfy the terms of a Purchase Agreement with Berkeley. The Series A Preferred Share carry a voting weight equal to ten (10) Common Shares. The shares of Series A Preferred Stock are not redeemable and cannot be converted into Common Shares, unless it is approved by the Board of Directors and agreed upon by the Series A Preferred Shareholders.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Berkeley has a long-term pre-existing business relationship with the Company. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. Berkeley was provided access to all material information, and were afforded access to our management in connection with this transaction. Berkeley acquired these securities for investment purposes and not with a view toward distribution, acknowledging such intent to us. Berkeley understood the ramifications of their actions. The shares of preferred stock issued contained a legend restricting transferability absent registration or applicable exemption.

Item 9.01 – Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
10.3	Purchase Agreement between EnzymeBioSystems and Berkeley Clinic, LC, dated May 2, 2014	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EnzymeBioSystems Registrant

Date: May 5, 2014	/s/ Anushavan Yeranosyan
Name: Anushavan Yeranosyan Title: Secretary and Director